Exhibit 99.1

For Immediate Release

October 19, 2022

John Marshall Bancorp, Inc. Reports 19.0% Increase in Net Income

Strong Core Loan and Deposit Growth and Excellent Asset Quality

Reston, VA – John Marshall Bancorp, Inc. (Nasdaq: JMSB) (the “Company”), parent company of John Marshall Bank (the “Bank”), today reported net income of $8.0 million ($0.57 per diluted common share) for the quarter ended September 30, 2022. The current quarter’s result compares favorably to net income of $6.8 million ($0.48 per diluted common share) for the third quarter of 2021.

Third Quarter Highlights

●	Fifteenth Consecutive Quarter of Record Earnings – The Company reported record net income of $8.0 million for the third quarter of 2022, a $1.2 million or 19.0% increase over the $6.8 million reported for the third quarter of 2021. Earnings per diluted share for the three months ended September 30, 2022 were $0.57, an 18.8% increase over the $0.48 reported for the three months ended September 30, 2021.
●	Strong Returns – Annualized Return on Average Assets (“ROAA”) was 1.38% and annualized Return on Average Equity (“ROAE”) was 15.07% for the three months ended September 30, 2022. ROAA and ROAE were 1.30% and 13.35%, respectively, for the three months ended September 30, 2021.
●	Robust Loan Production – Excluding Paycheck Protection Program (“PPP”) loans, gross loans net of unearned income (“Core Loans”) grew $196.0 million or 12.8% from September 30, 2021 to September 30, 2022. The Company remains highly selective when underwriting potential borrowers.
●	Increased Core Deposits – The Company continued to grow core deposits. Non-interest bearing deposits grew $71.3 million or 15.4% from September 30, 2021 to September 30, 2022. Non-interest bearing deposits grew $22.9 million or 17.7% annualized from June 30, 2022 to September 30, 2022. The non-interest bearing deposit growth rate exceeded that of total deposits, thereby increasing the ratio of non-interest bearing deposit to total deposits from 25.2% as of September 30, 2021 to 25.9% as of September 30, 2022.
●	Operating Leverage – Revenues (net interest income plus non-interest income) grew 10.0% for the three months ended September 30, 2022 relative to the three months ended September 30, 2021. Over the same period, overhead grew only 4.4%. The Company remains vigilant on identifying more cost effective means to achieve future growth. The efficiency ratio for the third quarter of 2022 was 43.9% compared to 46.2% for the third quarter of 2021. The ratio of annualized non-interest expense to average assets was 1.36% for the third quarter of 2022 compared to 1.46% for the third quarter of 2021.
●	No Non-performing Assets; No Loans More Than 15 Days Past Due – For the twelfth consecutive quarter, the Company had no nonperforming loans, no other real estate owned, and no loans 30 days or more past due. As of September 30, 2022, there were no loans more than 15 days past due. There were no charge offs during the quarter. The Company believes its allowance for loan losses is appropriate for the inherent risks and uncertainties associated with the portfolio.

Chris Bergstrom, President and Chief Executive Officer, on third quarter results, “We are pleased to announce that third quarter results were among the best in the Company’s history. We benefited from another quarter of deposit and loan growth. Growth, operating leverage and exceptional credit quality enabled us to report our 15th consecutive quarter of record earnings.  We closed the quarter with strong capital and liquidity levels and well positioned to prudently pursue continued growth.”

Balance Sheet and Credit Quality

Total assets were $2.31 billion at September 30, 2022, $2.32 billion at June 30, 2022 and $2.10 billion at September 30, 2021. Total assets during the most recent quarter were impacted by the Company’s redemption of its subordinated debt issuance as described further below. Asset growth from September 30, 2021 to September 30, 2022 was $210.0 million or 10.0%.

Total loans, net of unearned income, increased by 7.7% to $1.73 billion at September 30, 2022, compared to $1.60 billion at September 30, 2021. Core Loans as of September 30, 2022 grew 12.8% to $1.73 billion as compared to $1.53 billion at September 30, 2021. The year-over-year increase in the loan portfolio was primarily attributable to growth in the investor real estate, residential mortgage, commercial owner-occupied real estate, and multi-family loan portfolios.

Total loans, net of unearned income, increased $32.5 million during the quarter ended September 30, 2022 or 7.6% annualized from $1.69 billion at June 30, 2022. Core Loans increased $35.5 million during the quarter ended September 30, 2022 or 8.3% annualized from June 30, 2022. The increase in loans was primarily attributable to growth in the investor real estate, residential mortgage, and construction and land development loan portfolios.

The Company’s portfolio of investments in fixed income securities was $467.1 million at September 30, 2022, $467.4 million at June 30, 2022, and $342.1 million at September 30, 2021. All but $13.7 million of the fixed income portfolio is backed by the explicit or implicit guarantees of the United States Government or one of its agencies.

Total deposits were $2.06 billion at September 30, 2022, $2.04 billion at June 30, 2022, and $1.84 billion at September 30, 2021. Deposit growth was 12.3% during the past twelve months, as non-interest bearing demand deposits grew 15.4%, interest-bearing demand deposits grew 11.8%, time deposits grew 11.1%, and saving deposits grew 8.5%.

Total borrowings, defined as Federal Home Loan Bank advances and subordinated debt, decreased by 50.4% or $25.0 million to $24.6 million at September 30, 2022 compared to $49.6 million at June 30, 2022. The Company completed a private placement of a $25.0 million fixed-to-floating 5.25% subordinated note on June 15, 2022 (“2022 note”). On July 15, 2022, the earliest available call date, the Company utilized the proceeds from the 2022 note issuance to redeem its $25.0 million fixed-to-floating 5.75% subordinated notes that were issued on July 6, 2017 (“2017 notes”), which was the driver of the quarter-over-quarter decrease.

Shareholders’ equity remained flat at $202.2 million at September 30, 2022 when compared to September 30, 2021, as the increases in retained earnings and additional paid-in capital were offset by the increase in the unrealized loss on our available-for-sale investment portfolio. Book value per share was $14.37 as of September 30, 2022 compared to $14.82 as of September 30, 2021. The year-over-year change in book value per share was primarily due to increased unrealized losses on our available-for-sale investment portfolio, increased share count from shareholder option exercises and restricted share award issuances, and cash dividends paid, partially offset by the Company’s earnings over the previous twelve months. The increase in unrealized losses on our available-for-sale investment portfolio was due to market value changes as a result of rising interest rates. The Bank’s capital ratios remain well above regulatory thresholds for well-capitalized banks. As of September 30, 2022, the Bank’s total risk-based capital ratio was 15.4%, compared to 15.2% at September 30, 2021.

The Company recorded no net charge-offs during the third quarter of 2022, the second quarter of 2022, and the third quarter of 2021. As of September 30, 2022, the Company had no non-accrual loans, no loans more than 15 days past due and no other real estate owned assets.

At September 30, 2022, the allowance for loan losses was $20.0 million or 1.16% of outstanding loans, net of unearned income, compared to $20.0 million or 1.18% of outstanding loans, net of unearned income, at June 30, 2022. The decrease in the allowance as a percentage of outstanding loans, net of unearned income, was primarily due to changes in the loan portfolio’s composition as well as net changes in qualitative adjustments.

Income Statement Review

Quarterly Results

Net income for the third quarter of 2022 increased $1.2 million or 19.0% to $8.0 million compared to $6.8 million for the third quarter of 2021. Net income increased $163 thousand or 2.1% compared to $7.9 million for the second quarter of 2022.

Net interest income for the third quarter of 2022 increased $1.5 million or 9.4% compared to the third quarter of 2021, driven primarily by growth in the Company’s loan and investment portfolios. The yield on interest earning assets was 3.71% for the third quarter of 2022 compared to 3.52% for the same period in 2021. The increase in yield on interest earning assets was primarily due to higher yields on the Company’s loan and investment portfolios as a result of increases in interest rates during the first nine months of 2022. The cost of interest-bearing liabilities was 0.90% for the third quarter of 2022 compared to 0.54% for the same quarter of the prior year. The increase in the cost of interest-bearing liabilities was primarily due to a 0.36% increase in the cost of interest-bearing deposits as a result of the repricing of the Company’s time deposits coupled with an increase in rates offered on NOW and money market deposit accounts during the first nine months of 2022. The annualized net interest margin for the third quarter of 2022 was 3.10% as compared to 3.15% for the same quarter of the prior year. The decrease in net interest margin was primarily due to the increase in cost of interest-bearing deposits, which was partially offset by increases in yields on the Company’s loan and investment portfolios.

The Company did not record a provision for loan losses for the third quarter of 2022, compared to a $325 thousand provision for the third quarter of 2021. The decrease in the provision for loan losses as compared to the same period in 2021 primarily reflects changes in the Company’s evaluation of environmental factors impacting the Company’s loan portfolio during 2022. During 2021, the environmental or qualitative factor allocations within the allowance for loan losses were adjusted to account for the risks to certain industry subgroups and portfolio segments within our portfolio as a result of the continuing COVID-19 pandemic. The decrease in the provision for loan losses primarily reflects an estimated decrease in uncertainty as it relates to the estimated impact of the COVID-19 pandemic on the Company’s loan portfolio and the broader economy.

Non-interest income increased $125 thousand or 38.5% during the third quarter of 2022 compared to the third quarter of 2021. The increase in non-interest income was primarily due to a $153 thousand increase in bank owned life insurance (“BOLI”) income as a result of a benefit claim realized. In addition, we realized increases in insurance commissions, service charges and fees on deposit accounts, and interchange and other fee income. The increase was partially offset by mark-to-market adjustments of $(93) thousand resulting from a reduction in value of investments related to the Company’s nonqualified deferred compensation plan.

Non-interest expense increased $335 thousand or 4.4% for the three months ended September 30, 2022 compared to the three months ended September 30, 2021. The increase in non-interest expense was primarily due to increases in data processing fees, salaries and employee benefits, and franchise tax expense. The increase in data processing fees was primarily due to investments in technology solutions supporting our operations. The increase in salaries and employee benefits were driven by an increase in accrued incentive compensation tied to the Company’s performance that was offset in part by lower employee insurance costs as well as lower accruals related to deferred compensation. The increase in state franchise taxes was due to an increase in the Bank’s equity as that is the basis the Commonwealth of Virginia uses to assess taxes on banking institutions. The increase in non-interest expense was partially offset by decreases in furniture and equipment expense and occupancy expense of premises. The decrease in furniture and fixture expense was due to lower depreciation expense on fixed assets. The decrease in occupancy expense of premises was due to a decrease in office rent as a result of the renegotiation of certain leases.

For the three months ended September 30, 2022, annualized non-interest expense to average assets was 1.36% compared to 1.46% for the three months ended September 30, 2021. The decrease was primarily due to lower occupancy expense and furniture and equipment expense, coupled with continued cost consciousness.

For the three months ended September 30, 2022, the annualized efficiency ratio was 43.9% compared to 46.2% for the three months ended September 30, 2021. The decrease was primarily due to increases in net interest income and non-interest income outpacing the modest increase in non-interest expense.

Year-to-Date Results

Net income for the nine months ended September 30, 2022 increased $5.7 million or 31.7% to $23.6 million compared to $17.9 million for the nine months ended September 30, 2021.  The results for the nine months ended September 30, 2022 reflect a combination of the impact of an increase in net interest income, a decrease in provision for loan loss expense, and a decrease in non-interest expense, which were partially offset by a decrease in non-interest income.

Net interest income for the nine months ended September 30, 2022 increased $4.0 million or 8.1% compared to the nine months ended September 30, 2021 and was driven primarily by growth in the Company’s loan and investment portfolios. The yield on interest earning assets was 3.65% for the nine months ended September 30, 2022 compared to 3.74% for the same period in 2021. The decrease in yield on interest earning assets was primarily due to a lower yield on the Company’s commercial real estate loan portfolio. The cost of interest-bearing liabilities was 0.67% for the nine months ended September 30, 2022 compared to 0.63% for the same period of the prior year. The increase in the cost of interest-bearing liabilities was primarily due to higher interest expense on subordinated debt as a result of carrying the 2017 notes and the 2022 note from June 15, 2022 until July 15, 2022, and increases in the cost of interest-bearing deposits as a result of an increase in rates offered on NOW and money market deposit accounts during the first nine months of 2022. The annualized net interest margin for the nine months ended September 30, 2022 was 3.19% as compared to 3.30% for the same quarter of the prior year. The decrease in net interest margin was primarily due to increases in the cost of interest-bearing deposits and subordinated debt coupled with a decrease in yield on the Company’s loan portfolio. The decrease in yield on the Company’s loan portfolio was primarily due to a modest decrease in the weighted average yield of commercial real estate loans originated subsequent to September 30, 2021.

The Company did not record a provision for loan losses for the nine months ended September 30, 2022, compared to a $2.8 million provision for the nine months ended September 30, 2021. The decrease in the provision for loan losses as compared to the same period in 2021 primarily reflects changes in the Company’s evaluation of environmental factors impacting the Company’s loan portfolio during 2022. During 2021, the environmental or qualitative factor allocations within the allowance for loan losses were adjusted to account for the risks to certain industry subgroups and portfolio segments within our portfolio as a result of the continuing COVID-19 pandemic. The decrease in the provision for loan losses primarily reflects an estimated decrease in uncertainty as it relates to the estimated impact of the COVID-19 pandemic on the Company’s loan portfolio and the broader economy.

Non-interest income decreased $233 thousand or 19.3% during the nine months ended September 30, 2022 compared to the nine months ended September 30, 2021. The decrease in non-interest income was primarily due to mark-to-market adjustments of $(583) thousand resulting from a reduction in value of investments related to the Company’s nonqualified deferred compensation plan. The decrease in non-interest income was partially offset by a non-recurring BOLI related benefit claim realized and increases in insurance commissions and interchange and other fee income due to higher production and increased customer activity, respectively. During the nine months ended September 30, 2021, the Company also realized a $10 thousand gain on a called security. Excluding the impacts of the mark-to-market adjustments, gain on the called security, and BOLI related benefit claim, non-interest income increased $203 thousand or 18.3%.

Non-interest expense decreased $158 thousand or 0.6% during the nine months ended September 30, 2022 compared to the nine months ended September 30, 2021. The decrease in non-interest expense was primarily due to non-recurring legal and professional fees incurred in 2021, as well as decreases in marketing expense and FDIC insurance fees. The decrease in marketing expense was primarily due to lower marketing vendor related expenses. The decrease in FDIC insurance fees was primarily due to lower insurance premiums. These decreases were partially offset by increases in state franchise taxes as a result of an increase in the Bank’s equity year-over-year and data processing fees due to new investments in technology solutions to support our operations.

For the nine months ended September 30, 2022, annualized non-interest expense to average assets was 1.45% compared to 1.63% for the nine months ended September 30, 2021. The decrease was primarily due to non-recurring legal and professional fees incurred in 2021 as well as decreases in marketing expense and FDIC insurance premiums.

For the nine months ended September 30, 2022, the annualized efficiency ratio was 45.3% compared to 49.0% for the nine months ended September 30, 2021. The decrease was primarily due to the increase in net interest income coupled with a decrease in other expenses. The increase was partially offset by a decrease in non-interest income.

For additional information, contact:

Christopher W. Bergstrom (703) 584-0840

Kent D. Carstater (703) 289-5922

About John Marshall Bancorp, Inc.

John Marshall Bancorp, Inc. is the bank holding company for John Marshall Bank. The Bank is a $2.31 billion bank headquartered in Reston, Virginia with eight full-service branches located in Alexandria, Arlington, Loudoun, Prince William, Reston, and Tysons, Virginia, as well as Rockville, Maryland, and Washington, D.C. with one loan production office in Arlington, Virginia. The Bank is dedicated to providing exceptional value, personalized service and convenience to local businesses and professionals in the Washington D.C. Metro area. The Bank offers a comprehensive line of sophisticated banking products and services that rival those of the largest banks along with experienced staff to help achieve customers’ financial goals. Dedicated Relationship Managers serve as direct points-of-contact, providing subject matter expertise in a variety of niche industries including Charter and Private Schools, Government Contractors, Health Services, Nonprofits and Associations, Professional Services, Property Management Companies, and Title Companies. Learn more at www.johnmarshallbank.com.

In addition to historical information, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiary include, but are not limited to the following: changes in interest rates, general economic conditions, public health crises (such as the governmental, social and economic effects of COVID-19), levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, future natural disasters, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area, accounting principles and guidelines, and other conditions which by their nature are not susceptible to accurate forecast, and are subject to significant uncertainty. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

# # #

John Marshall Bancorp, Inc.
Financial Highlights (Unaudited)
(Dollar amounts in thousands, except per share data)

	At or For the Three Months Ended				At or For the Nine Months Ended
		September 30,				September 30,
	2022		2021		2022		2021
Selected Balance Sheet Data
Cash and cash equivalents		$74,756		$121,074		$74,756		$121,074
Total investment securities		473,478		348,742		473,478		348,742
Loans, net of unearned income		1,725,114		1,602,377		1,725,114		1,602,377
Allowance for loan losses		(20,032)		(19,706)		(20,032)		(19,706)
Total assets		2,305,540		2,095,504		2,305,540		2,095,504
Non-interest bearing demand deposits		535,186		463,868		535,186		463,868
Interest bearing deposits		1,528,155		1,373,680		1,528,155		1,373,680
Total deposits		2,063,341		1,837,548		2,063,341		1,837,548
Shareholders' equity		202,212		202,222		202,212		202,222

Summary Results of Operations
Interest income		$21,208		$18,042		$60,509		$55,416
Interest expense		3,516		1,876		7,593		6,477
Net interest income		17,692		16,166		52,916		48,939
Provision for loan losses		- -		325		- -		2,780
Net interest income after provision for loan losses		17,692		15,841		52,916		46,159
Non-interest income		450		325		973		1,206
Non-interest expense		7,958		7,623		24,425		24,583
Income before income taxes		10,184		8,543		29,464		22,782
Net income		8,045		6,761		23,601		17,914

Per Share Data and Shares Outstanding
Earnings per share - basic		$0.57		$0.50		$1.69		$1.31
Earnings per share - diluted		$0.57		$0.48		$1.67		$1.29
Book value per share		$14.37		$14.82		$14.37		$14.82
Weighted average common shares (basic)		13,989,414		13,580,538		13,902,324		13,570,449
Weighted average common shares (diluted)		14,108,286		13,883,104		14,065,887		13,865,226
Common shares outstanding at end of period		14,070,080		13,644,985		14,070,080		13,644,985

Performance Ratios
Return on average assets (annualized)		1.38%		1.30%		1.40%		1.19%
Return on average equity (annualized)		15.07%		13.35%		15.03%		12.32%
Net interest margin		3.10%		3.15%		3.19%		3.30%
Non-interest income as a percentage of average assets (annualized)		0.08%		0.06%		0.06%		0.08%
Non-interest expense to average assets (annualized)		1.36%		1.46%		1.45%		1.63%
Efficiency ratio		43.9%		46.2%		45.3%		49.0%

Asset Quality
Non-performing assets to total assets		- -%		- -%		- -%		- -%
Non-performing loans to total loans		- -%		- -%		- -%		- -%
Allowance for loan losses to non-performing loans		N/M		N/M		N/M		N/M
Allowance for loan losses to total loans (1)		1.16%		1.23%		1.16%		1.23%
Net charge-offs (recoveries) to average loans (annualized)		- -%		- -%		- -%		0.01%

Loans 30-89 days past due and accruing interest	$	- -	$	- -	$	- -	$	- -
Non-accrual loans		- -		- -		- -		- -
Other real estate owned		- -		- -		- -		- -
Non-performing assets (2)		- -		- -		- -		- -
Troubled debt restructurings (total)		530		554		530		554
Performing in accordance with modified terms		530		554		530		554
Not performing in accordance with modified terms		- -		- -		- -		- -

Capital Ratios (Bank Level)
Equity / assets		9.7%		10.8%		9.7%		10.8%
Total risk-based capital ratio		15.4%		15.2%		15.4%		15.2%
Tier 1 risk-based capital ratio		14.3%		14.0%		14.3%		14.0%
Leverage ratio		11.0%		10.8%		11.0%		10.8%
Common equity tier 1 ratio		14.3%		14.0%		14.3%		14.0%

Other Information
Number of full time equivalent employees		136		142		136		142
# Full service branch offices		8		8		8		8
# Loan production or limited service branch offices		1		1		1		1

(1)

The allowance for loan losses to total loans, excluding PPP loans, net of unearned income, of $133 thousand, was 1.16% at September 30, 2022. The allowance for loan losses to total loans, excluding PPP loans, net of unearned income, of $73.4 million, was 1.29% at September 30, 2021. PPP loans received no allocations in the allowance estimate due to the underlying guarantees.

(2)

Non-performing assets consist of non-accrual loans, loans 90 days or more past due and still accruing interest, and other real estate owned. Does not include troubled debt restructurings which were accruing interest at the date indicated.

John Marshall Bancorp, Inc.

Consolidated Balance Sheets
(Dollar amounts in thousands, except per share data)

				% Change
	September 30,	December 31,	September 30,	Last Nine	Year Over
	2022	2021	2021	Months	Year
Assets	(Unaudited)	(Unaudited)	(Unaudited)
Cash and due from banks	$14,957	$2,920	$10,624	412.2%	40.8%
Interest-bearing deposits in banks	59,799	102,879	110,450	(41.9)%	(45.9)%
Securities available-for-sale, at fair value	366,546	239,300	238,628	53.2%	53.6%
Securities held-to-maturity, fair value of $81,765 and $103,258 at 9/30/2022 and 12/31/2021, respectively.	100,598	105,509	103,486	(4.7)%	(2.8)%
Restricted securities, at cost	4,421	4,951	4,948	(10.7)%	(10.7)%
Equity securities, at fair value	1,913	1,869	1,680	2.4%	13.9%
Loans, net of unearned income	1,725,114	1,666,469	1,602,377	3.5%	7.7%
Allowance for loan losses	(20,032)	(20,032)	(19,706)	-%	1.7%
Net loans	1,705,082	1,646,437	1,582,671	3.6%	7.7%
Bank premises and equipment, net	1,331	1,620	1,754	(17.8)%	(24.1)%
Accrued interest receivable	4,744	4,943	4,661	(4.0)%	1.8%
Bank owned life insurance	21,071	20,998	20,896	0.3%	0.8%
Right of use assets	3,936	4,913	5,261	(19.9)%	(25.2)%
Other assets	21,142	12,970	10,445	63.0%	102.4%

Total assets	$2,305,540	$2,149,309	$2,095,504	7.3%	10.0%

Liabilities and Shareholders' Equity

Liabilities
Deposits:
Non-interest bearing demand deposits	$535,186	$488,838	$463,868	9.5%	15.4%
Interest-bearing demand deposits	705,593	633,901	630,912	11.3%	11.8%
Savings deposits	102,909	101,376	94,840	1.5%	8.5%
Time deposits	719,653	657,438	647,928	9.5%	11.1%
Total deposits	2,063,341	1,881,553	1,837,548	9.7%	12.3%
Federal Home Loan Bank advances	- -	18,000	18,000	N/M	N/M
Subordinated debt	24,603	24,728	24,716	(0.5)%	(0.5)%
Accrued interest payable	643	843	611	(23.7)%	5.2%
Lease liabilities	4,186	5,182	5,534	(19.2)%	(24.4)%
Other liabilities	10,555	10,533	6,873	0.2%	53.6%
Total liabilities	2,103,328	1,940,839	1,893,282	8.4%	11.1%

Shareholders' Equity
Preferred stock, par value $0.01 per share; authorized
1,000,000 shares; none issued	- -	- -	- -	N/M	N/M
Common stock, nonvoting, par value $0.01 per share; authorized
1,000,000 shares; none issued	- -	- -	- -	N/M	N/M
Common stock, voting, par value $0.01 per share; authorized
30,000,000 shares; issued and outstanding, 14,070,080
at 9/30/2022 including 58,046 unvested shares, 13,745,598
shares at 12/31/2021 including 75,826 unvested shares
and 13,644,985 at 9/30/2021, including 60,575 unvested shares	140	137	136	2.2%	2.9%
Additional paid-in capital	94,560	91,107	90,607	3.8%	4.4%
Retained earnings	138,428	117,626	110,079	17.7%	25.8%
Accumulated other comprehensive income (loss)	(30,916)	(400)	1,400	N/M	N/M

Total shareholders' equity	202,212	208,470	202,222	(3.0)%	(0.0)%

Total liabilities and shareholders' equity	$2,305,540	$2,149,309	$2,095,504	7.3%	10.0%

John Marshall Bancorp, Inc.

Consolidated Statements of Income
(Dollar amounts in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2022	2021	% Change	2022	2021	% Change
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
Interest and Dividend Income
Interest and fees on loans	$18,222	$16,737	8.9%	$53,740	$52,075	3.2%
Interest on investment securities, taxable	2,323	1,159	100.4%	5,597	2,921	91.6%
Interest on investment securities, tax-exempt	30	30	0.0%	90	90	0.0%
Dividends	62	65	(4.6)%	185	196	(5.6)%
Interest on deposits in banks	571	51	N/M	897	134	N/M
Total interest and dividend income	21,208	18,042	17.5%	60,509	55,416	9.2%

Interest Expense
Deposits	3,068	1,473	108.3%	6,090	5,268	15.6%
Federal Home Loan Bank advances	- -	31	(100.0)%	42	94	(55.3)%
Subordinated debt	448	372	20.4%	1,461	1,115	31.0%
Total interest expense	3,516	1,876	87.4%	7,593	6,477	17.2%

Net interest income	17,692	16,166	9.4%	52,916	48,939	8.1%

Provision for Loan Losses	- -	325	N/M	- -	2,780	N/M

Net interest income after provision for loan losses	17,692	15,841	11.7%	52,916	46,159	14.6%

Non-interest Income
Service charges on deposit accounts	79	70	12.9%	240	188	27.7%
Bank owned life insurance	255	102	150.0%	445	309	44.0%
Other service charges and fees	175	120	45.8%	469	339	38.3%
Gains on securities	- -	- -	N/M	- -	10	N/M
Insurance commissions	47	28	67.9%	312	205	52.2%
Other income (loss)	(106)	5	N/M	(493)	155	N/M
Total non-interest income	450	325	38.5%	973	1,206	(19.3)%

Non-interest Expenses
Salaries and employee benefits	5,072	4,977	1.9%	15,754	15,646	0.7%
Occupancy expense of premises	461	484	(4.8)%	1,435	1,505	(4.7)%
Furniture and equipment expenses	323	373	(13.4)%	989	1,073	(7.8)%
Other expenses	2,102	1,789	17.5%	6,247	6,359	(1.8)%
Total non-interest expense	7,958	7,623	4.4%	24,425	24,583	(0.6)%

Income before income taxes	10,184	8,543	19.2%	29,464	22,782	29.3%

Income tax Expense	2,139	1,782	20.0%	5,863	4,868	20.4%

Net income	$8,045	$6,761	19.0%	$23,601	$17,914	31.7%

Earnings Per Share
Basic	$0.57	$0.50	14.0%	$1.69	$1.31	29.0%
Diluted	$0.57	$0.48	18.8%	$1.67	$1.29	29.5%

John Marshall Bancorp, Inc.

Historical Trends - Quarterly Financial Data (Unaudited)
(Dollar amounts in thousands, except per share data)

	2022					2021
	September 30		June 30		March 31	December 31		September 30		June 30		March 31
Profitability for the Quarter:
Interest income		$21,208		$19,555	$19,745		$18,703		$18,042		$18,627		$18,747
Interest expense		3,516		2,247	1,829		1,734		1,876		2,136		2,465
Net interest income		17,692		17,308	17,916		16,969		16,166		16,491		16,282
Provision for loan losses		- -		- -	- -		325		325		90		2,365
Non-interest income		450		109	414		513		325		417		464
Non-interest expense		7,958		7,681	8,786		7,679		7,623		9,067		7,893
Income before income taxes		10,184		9,736	9,544		9,478		8,543		7,751		6,488
Income tax expense		2,139		1,854	1,870		1,931		1,782		1,672		1,414
Net income		$8,045		$7,882	$7,674		$7,547		$6,761		$6,079		$5,074

Financial Performance:
Return on average assets (annualized)		1.38%		1.41%	1.40%		1.41%		1.30%		1.20%		1.05%
Return on average equity (annualized)		15.07%		15.28%	14.76%		14.52%		13.35%		12.64%		10.89%
Net interest margin		3.10%		3.16%	3.34%		3.23%		3.15%		3.32%		3.44%
Non-interest income as a percentage of average assets (annualized)		0.08%		0.02%	0.08%		0.10%		0.06%		0.08%		0.10%
Non-interest expense to average assets (annualized)		1.36%		1.38%	1.61%		1.44%		1.46%		1.79%		1.64%
Efficiency ratio		43.9%		44.1%	47.9%		43.9%		46.2%		53.6%		47.1%

Per Share Data:
Earnings per share - basic		$0.57		$0.56	$0.55		$0.55		$0.50		$0.45		$0.37
Earnings per share - diluted		$0.57		$0.56	$0.55		$0.54		$0.48		$0.44		$0.37
Book value per share		$14.37		$14.80	$14.68		$15.17		$14.82		$14.32		$13.85
Dividends declared per share	$	- -	$	- -	$0.20	$	- -	$	- -	$	- -	$	- -
Weighted average common shares (basic)		13,989,414		13,932,256	13,783,034		13,581,586		13,580,538		13,572,779		13,557,779
Weighted average common shares (diluted)		14,108,286		14,085,160	13,991,692		13,879,595		13,883,104		13,868,147		13,809,751
Common shares outstanding at end of period		14,070,080		14,026,589	13,950,570		13,745,598		13,644,985		13,639,173		13,634,754

Non-interest Income:
Service charges on deposit accounts		$79		$84	$77		$74		$70		$60		$58
Bank owned life insurance		255		95	95		102		102		100		107
Other service charges and fees		175		157	137		138		120		115		104
Gains on securities		- -		- -	- -		- -		- -		- -		10
Insurance commissions		47		44	221		79		28		22		155
Other income (loss)		(106)		(271)	(116)		120		5		120		30
Total non-interest income		$450		$109	$414		$513		$325		$417		$464

Non-interest Expenses:
Salaries and employee benefits		$5,072		$4,655	$6,027		$4,765		$4,977		$5,680		$4,989
Occupancy expense of premises		461		482	493		480		484		514		507
Furniture and equipment expenses		323		341	325		363		373		378		322
Other expenses		2,102		2,203	1,941		2,071		1,789		2,495		2,075
Total non-interest expenses		$7,958		$7,681	$8,786		$7,679		$7,623		$9,067		$7,893

Balance Sheets at Quarter End:
Total loans		$1,725,114		$1,692,652	$1,631,260		$1,666,469		$1,602,377		$1,567,112		$1,605,783
Allowance for loan losses		(20,032)		(20,031)	(20,031)		(20,032)		(19,706)		(19,381)		(19,381)
Investment securities		473,478		473,914	409,692		351,629		348,742		306,030		219,106
Interest-earning assets		2,258,822		2,274,968	2,217,553		2,121,407		2,062,000		2,032,235		1,979,848
Total assets		2,305,540		2,316,374	2,249,609		2,149,309		2,095,504		2,065,895		2,009,988
Total deposits		2,063,341		2,043,741	1,983,099		1,881,553		1,837,548		1,815,032		1,761,390
Total interest-bearing liabilities		1,552,758		1,581,017	1,530,133		1,435,443		1,416,396		1,379,031		1,388,286
Total shareholders' equity		202,212		207,530	204,855		208,470		202,222		195,246		188,904

Quarterly Average Balance Sheets:
Total gross loans		$1,684,796		$1,641,914	$1,620,533		$1,629,124		$1,580,695		$1,602,125		$1,575,847
Allowance for loan losses		(20,032)		(20,031)	(20,032)		(19,889)		(19,525)		(19,530)		(17,816)
Investment securities		488,860		447,688	376,608		356,007		325,027		256,671		180,180
Interest-earning assets		2,277,325		2,204,709	2,183,897		2,090,052		2,038,384		1,996,555		1,922,835
Total assets		2,314,825		2,240,119	2,216,131		2,121,980		2,069,143		2,027,364		1,954,088
Total deposits		2,057,640		1,980,231	1,946,882		1,857,782		1,812,635		1,820,939		1,709,678
Total interest-bearing liabilities		1,547,766		1,504,574	1,505,854		1,419,679		1,384,867		1,381,583		1,350,742
Total shareholders' equity		212,147		206,967	210,900		206,237		200,990		192,918		188,995

Financial Measures:
Average equity to average assets		9.2%		9.2%	9.5%		9.7%		9.7%		9.5%		9.7%
Investment securities to earning assets		21.0%		20.8%	18.5%		16.6%		16.9%		15.1%		11.1%
Loans to earning assets		76.4%		74.4%	73.6%		78.6%		77.7%		77.1%		81.1%
Loans to assets		74.8%		73.1%	72.5%		77.5%		76.5%		75.9%		79.9%
Loans to deposits		83.6%		82.8%	82.3%		88.6%		87.2%		86.3%		91.2%

Capital Ratios (Bank Level):
Equity / assets		9.7%		9.9%	10.2%		10.8%		10.8%		10.6%		10.5%
Total risk-based capital ratio		15.4%		15.1%	15.4%		15.3%		15.2%		15.0%		14.6%
Tier 1 risk-based capital ratio		14.3%		14.0%	14.2%		14.0%		14.0%		13.9%		13.4%
Leverage ratio		11.0%		11.0%	10.8%		11.0%		10.8%		10.7%		10.8%
Common equity tier 1 ratio		14.3%		14.0%	14.2%		14.0%		14.0%		12.3%		13.4%

John Marshall Bancorp, Inc.

Loan, Deposit and Borrowing Detail (Unaudited)
(Dollar amounts in thousands)

	2022						2021
	September 30		June 30		March 31		December 31		September 30		June 30		March 31
Loans	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total
Commercial business loans	$44,967	2.6%	$47,654	2.8%	$52,569	3.2%	$53,378	3.2%	$53,166	3.3%	$55,375	3.5%	$60,637	3.8%
Commercial PPP loans	138	0.0%	224	0.0%	7,781	0.5%	69,567	4.2%	75,496	4.7%	82,190	5.2%	117,796	7.3%
Commercial owner-occupied real estate loans	362,346	21.1%	378,457	22.4%	339,933	20.9%	345,272	20.7%	326,585	20.4%	320,519	20.4%	307,918	19.2%
Total business loans	407,451	23.7%	426,335	25.2%	400,283	24.6%	468,217	28.1%	455,247	28.4%	458,084	29.2%	486,351	30.3%

Investor real estate loans	622,415	36.1%	598,501	35.5%	553,093	34.0%	523,038	31.4%	519,384	32.4%	505,605	32.3%	502,940	31.3%
Construction & development loans	199,324	11.6%	189,644	11.2%	219,160	13.4%	231,090	13.9%	228,993	14.3%	219,175	14.0%	250,208	15.6%
Multi-family loans	106,460	6.2%	106,236	6.3%	99,100	6.1%	100,132	6.0%	81,226	5.1%	92,203	5.9%	84,689	5.3%
Total commercial real estate loans	928,199	53.9%	894,381	53.0%	871,353	53.5%	854,260	51.3%	829,603	51.8%	816,983	52.1%	837,837	52.2%

Residential mortgage loans	385,696	22.4%	368,370	21.8%	356,331	21.9%	342,491	20.6%	316,549	19.8%	291,615	18.6%	281,964	17.5%
Consumer loans	585	0.0%	651	0.0%	513	0.0%	586	0.0%	631	0.0%	916	0.1%	793	0.0%
Total loans	$1,721,931	100.0%	$1,689,737	100.0%	$1,628,480	100.0%	$1,665,554	100.0%	$1,602,030	100.0%	$1,567,598	100.0%	$1,606,945	100.0%
Less: Allowance for loan losses	(20,032)		(20,031)		(20,031)		(20,032)		(19,706)		(19,381)		(19,381)
Net deferred loan costs (fees)	3,183		2,915		2,780		915		347		(486)		(1,162)
Net loans	$1,705,082		$1,672,621		$1,611,229		$1,646,437		$1,582,671		$1,547,731		$1,586,402

	2022						2021
	September 30		June 30		March 31		December 31		September 30		June 30		March 31
Deposits	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total
Non-interest bearing demand deposits	$535,186	25.9%	$512,284	25.1%	$495,811	25.0%	$488,838	26.0%	$463,868	25.2%	$478,705	26.4%	$419,796	23.8%
Interest-bearing demand deposits:
NOW accounts(1)	293,558	14.2%	338,789	16.6%	345,087	17.4%	267,594	14.2%	294,261	16.0%	254,060	14.0%	245,274	13.9%
Money market accounts(1)	412,035	20.0%	399,877	19.6%	414,987	20.9%	366,306	19.4%	336,651	18.3%	333,818	18.4%	344,807	19.6%
Savings accounts	102,909	5.0%	112,276	5.4%	114,427	5.8%	101,376	5.4%	94,840	5.2%	79,119	4.4%	72,102	4.1%
Certificates of deposit
$250,000 or more	280,027	13.6%	255,411	12.5%	241,230	12.1%	250,204	13.3%	232,722	12.7%	243,662	13.4%	265,772	15.1%
Less than $250,000	88,421	4.3%	87,505	4.3%	91,050	4.6%	103,084	5.5%	104,463	5.7%	112,991	6.2%	119,828	6.8%
QwickRate® certificates of deposit	20,154	1.0%	20,154	1.0%	23,136	1.2%	25,122	1.3%	28,998	1.6%	31,481	1.7%	38,565	2.2%
IntraFi® certificates of deposit	46,305	2.2%	32,686	1.6%	39,628	2.0%	61,281	3.3%	66,926	3.6%	60,761	3.3%	38,284	2.2%
Brokered deposits	284,746	13.8%	284,759	13.9%	217,743	11.0%	217,748	11.6%	214,819	11.7%	220,435	12.1%	216,962	12.3%
Total deposits	$2,063,341	100.0%	$2,043,741	100.0%	$1,983,099	100.0%	$1,881,553	100.0%	$1,837,548	100.0%	$1,815,032	100.0%	$1,761,390	100.0%

Borrowings
Federal Home Loan Bank advances	$ - -	0.0%	$ - -	0.0%	$18,000	42.0%	$18,000	42.1%	$18,000	42.1%	$18,000	42.2%	$22,000	47.1%
Subordinated debt	24,603	100.0%	49,560	100.0%	24,845	58.0%	24,728	57.9%	24,716	57.9%	24,704	57.8%	24,692	52.9%
Total borrowings	$24,603	100.0%	$49,560	100.0%	$42,845	100.0%	$42,728	100.0%	$42,716	100.0%	$42,704	100.0%	$46,692	100.0%

Total deposits and borrowings	$2,087,944		$2,093,301		$2,025,944		$1,924,281		$1,880,264		$1,857,736		$1,808,082

Core customer funding sources (2)	$1,758,441	85.2%	$1,738,828	85.1%	$1,742,220	87.1%	$1,638,683	86.3%	$1,593,731	85.9%	$1,563,116	85.3%	$1,505,863	84.4%
Wholesale funding sources (3)	304,900	14.8%	304,913	14.9%	258,879	12.9%	260,870	13.7%	261,817	14.1%	269,916	14.7%	277,527	15.6%
Total funding sources	$2,063,341	100.0%	$2,043,741	100.0%	$2,001,099	100.0%	$1,899,553	100.0%	$1,855,548	100.0%	$1,833,032	100.0%	$1,783,390	100.0%

(1)	Includes IntraFi® accounts.
(2)	Includes reciprocal IntraFi Demand®, IntraFi Money Market® and IntraFi CD® deposits, which are maintained by customers.
(3)	Consists of QwickRate® certificates of deposit, brokered deposits, federal funds purchased and Federal Home Loan Bank advances.

John Marshall Bancorp, Inc.

Average Balance Sheets, Interest and Rates (unaudited)
(Dollar amounts in thousands)

	Nine months ended September 30, 2022			Nine months ended September 30, 2021
		Interest Income /	Average		Interest Income /	Average
	Average Balance	Expense	Rate	Average Balance	Expense	Rate
Assets:
Securities:
Taxable	$433,128	$5,782	1.78%	$249,451	$3,117	1.67%
Tax-exempt(1)	5,002	114	3.05%	5,039	114	3.02%
Total securities	$438,130	$5,896	1.80%	$254,490	$3,231	1.70%
Loans, net of unearned income(2):
Taxable	1,626,661	53,192	4.37%	1,565,883	51,533	4.40%
Tax-exempt(1)	22,656	694	4.10%	20,357	686	4.51%
Total loans, net of unearned income	$1,649,317	$53,886	4.37%	$1,586,240	$52,219	4.40%
Interest-bearing deposits in other banks	$134,874	$897	0.89%	$145,618	$134	0.12%
Total interest-earning assets	$2,222,321	$60,679	3.65%	$1,986,348	$55,584	3.74%
Total non-interest earning assets	35,066			30,863
Total assets	$2,257,387			$2,017,211
Liabilities & Shareholders’ Equity:
Interest-bearing deposits
NOW accounts	$325,647	$829	0.34%	$255,791	$594	0.31%
Money market accounts	389,535	1,516	0.52%	333,366	927	0.37%
Savings accounts	109,740	284	0.35%	76,910	210	0.37%
Time deposits	658,897	3,461	0.70%	663,257	3,537	0.71%
Total interest-bearing deposits	$1,483,819	$6,090	0.55%	$1,329,324	$5,268	0.53%
Subordinated debt	27,476	1,461	7.11%	24,696	1,115	6.04%
Other borrowed funds	8,257	42	0.68%	18,502	94	0.68%
Total interest-bearing liabilities	$1,519,552	$7,593	0.67%	$1,372,522	$6,477	0.63%
Demand deposits	511,504			437,905
Other liabilities	16,321			12,439
Total liabilities	$2,047,377			$1,822,866
Shareholders’ equity	$210,010			$194,345
Total liabilities and shareholders’ equity	$2,257,387			$2,017,211

Tax-equivalent net interest income and spread		$53,086	2.98%		$49,107	3.11%
Less: tax-equivalent adjustment		170			168
Net interest income		$52,916			$48,939

Tax-equivalent interest income/earnings assets			3.65%			3.74%
Interest expense/earning assets			0.46%			0.44%
Net interest margin(3)			3.19%			3.30%

(1)

Tax-equivalent income has been adjusted using the federal statutory tax rate of 21%. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $170 thousand and $168 thousand in 2022 and 2021, respectively.

(2)  The Company did not have any loans on non-accrual as of September 30, 2022 or September 30, 2021.

(3)    The net interest margin has been calculated on a tax-equivalent basis.

John Marshall Bancorp, Inc.

Average Balance Sheets, Interest and Rates (unaudited)
(Dollar amounts in thousands)

	Three months ended September 30, 2022			Three months ended September 30, 2021
		Interest Income /	Average		Interest Income /	Average
	Average Balance	Expense	Rate	Average Balance	Expense	Rate
Assets:
Securities:
Taxable	$483,861	$2,385	1.96%	$320,014	$1,224	1.52%
Tax-exempt(1)	4,999	38	3.02%	5,013	38	3.01%
Total securities	$488,860	$2,423	1.97%	$325,027	$1,262	1.54%
Loans, net of unearned income(2):
Taxable	1,655,670	17,983	4.31%	1,555,877	16,533	4.22%
Tax-exempt(1)	29,126	302	4.11%	24,818	259	4.14%
Total loans, net of unearned income	$1,684,796	$18,285	4.31%	$1,580,695	$16,792	4.21%
Interest-bearing deposits in other banks	$103,669	$571	2.19%	$132,662	$51	0.15%
Total interest-earning assets	$2,277,325	$21,279	3.71%	$2,038,384	$18,105	3.52%
Total non-interest earning assets	37,500			30,759
Total assets	$2,314,825			$2,069,143
Liabilities & Shareholders’ Equity:
Interest-bearing deposits
NOW accounts	$329,780	$404	0.49%	$277,117	$203	0.29%
Money market accounts	377,736	727	0.76%	327,144	296	0.36%
Savings accounts	106,647	107	0.40%	87,935	75	0.34%
Time deposits	705,206	1,830	1.03%	649,963	899	0.55%
Total interest-bearing deposits	$1,519,369	$3,068	0.80%	$1,342,159	$1,473	0.44%
Subordinated debt	28,397	448	6.26%	24,708	372	5.97%
Other borrowed funds	—	—	0.00%	18,000	31	0.68%
Total interest-bearing liabilities	$1,547,766	$3,516	0.90%	$1,384,867	$1,876	0.54%
Demand deposits	538,271			470,476
Other liabilities	16,641			12,810
Total liabilities	$2,102,678			$1,868,153
Shareholders’ equity	$212,147			$200,990
Total liabilities and shareholders’ equity	$2,314,825			$2,069,143

Tax-equivalent net interest income and spread		$17,763	2.81%		$16,229	2.98%
Less: tax-equivalent adjustment		71			63
Net interest income		$17,692			$16,166

Tax-equivalent interest income/earnings assets			3.71%			3.52%
Interest expense/earning assets			0.61%			0.37%
Net interest margin(3)			3.10%			3.15%

(1)

Tax-equivalent income has been adjusted using the federal statutory tax rate of 21%. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $71 thousand and $63 thousand in 2022 and 2021, respectively.

(2)  The Company did not have any loans on non-accrual as of September 30, 2022 or September 30, 2021.

(3)    The net interest margin has been calculated on a tax-equivalent basis.